March 12, 2019
ZAGG Supplemental Financial Information - CFO Commentary
Document reference information
The commentary in this document can be referenced in the financial information found in the press release announcing the results of operations for the years ended December 31, 2018 and 2017, including certain supplemental financial information, issued earlier today. The release can be found at investors.ZAGG.com, or in the Form 8-K furnished to the Securities and Exchange Commission website at sec.gov (the URLs are included here in this exhibit as inactive textual references and information contained on, or accessible through, our websites is not a part of, and is not incorporated by reference into, this report).
Three Months Ended December 31, 2018 and 2017 Summary Results
(In millions, except per share amounts)

	For the Three Months Ended
Summary of quarter-to-date financial results	December 31, 2018	December 31, 2017

Net sales	$166.5	$176.9
Gross profit	$58.5	$56.2
Gross profit margin	35%	32%
Net income	$14.3	$8.1
Diluted earnings per share	$0.52	$0.28
Diluted operating earnings per share[1]	$0.55	$0.28
Adjusted EBITDA	$28.1	$35.8
Diluted shares outstanding	28.3	28.8
1 “Diluted operating earnings per share” excludes the impact of transaction-related expenses incurred for the BRAVEN and Gear4 acquisitions in 2018 and HALO acquisition in 2019, including the following charges: transaction costs, inventory step-up, and amortization expense. See further discussion below under “About Non-GAAP Financial Information.”

	For the Three Months Ended
	December 31, 2018		December 31, 2017
Net sales by category	(%)	($)	(%)	($)

Screen protection	57%	$95.0	39%	$69.8
Power management	25%	$41.7	42%	$73.6
Power cases	7%	$11.4	9%	$15.5
Audio	5%	$7.8	5%	$8.0
Keyboards	4%	$6.8	4%	$7.8
Other	2%	$3.8	1%	$2.2

	For the Three Months Ended
	December 31, 2018		December 31, 2017
Net sales by channel	(%)	($)	(%)	($)

Indirect channel	91%	$151.7	90%	$159.5
Website	5%	$8.6	7%	$12.1
Franchisees	4%	$6.2	3%	$5.3

	For the Three Months Ended
	December 31, 2018		December 31, 2017
Net sales by region	(%)	($)	(%)	($)

Domestic	84%	$139.5	82%	$144.6
International	16%	$27.0	18%	$32.3
2018 Fourth Quarter Results Discussion
(All comparisons are 2018 consolidated versus 2017 consolidated, unless otherwise noted)
Net sales
Net sales for the three months ended December 31, 2018, were $166.5 million, compared to net sales of $176.9 million for the three months ended December 31, 2017, a decrease $10.4 million, or approximately 6%. The $10.4 million decrease in net sales was primarily attributable to (1) decreased sales of wireless charging accessories due to challenging sell-in comparisons from the initial product launch last year, and (2) a decrease in sales of power cases. These decreases were partially offset by increased sales of screen protection products driven by the new iPhone® launch as well as the introduction of the Glass + VisionGuard® screen protection product.
Gross profit
Gross profit for the three months ended December 31, 2018, was $58.5 million, or approximately 35% of net sales, an increase of $2.3 million or 4%, compared to gross profit of $56.2 million, or approximately 32% of net sales for the three months ended December 31, 2017. The increase in gross profit margin was primarily attributable to the mix of screen protection products, our highest margin product category, which increased to approximately 57% of net sales compared to approximately 39% of net sales during the three months ended December 31, 2017.
Operating expenses
Operating expenses for the three months ended December 31, 2018, were $38.1 million, compared to operating expenses of $26.2 million for the three months ended December 31, 2017, an increase of $11.9 million, or approximately 45%. The $11.9 million increase was primarily attributable to (1) a $7.0 million gain recorded in the year ago period associated with the settlement of litigation related to the disputed mophie purchase price, (2) additional selling, general & administrative expense associated with the newly acquired BRAVEN and Gear4 businesses, (3) transaction costs incurred in connection with the acquisition of Gear4 in November 2018 and HALO in January 2019, and (4) higher amortization of long-lived intangibles related to the BRAVEN and Gear4 acquisitions. These increases were partially offset by a decrease in depreciation expense resulting from lower carrying amounts of property and equipment during the three months ended December 31, 2018.
Net income
As a result of the factors noted above, we reported net income of $14.3 million, or diluted earnings per share of $0.52, for the three months ended December 31, 2018, compared to net income of $8.1 million, or diluted earnings per share of $0.28, for the three months ended December 31, 2017.
Adjusted EBITDA
Adjusted EBITDA decreased 22% to $28.1 million compared to $35.8 million.
Years Ended December 31, 2018 and 2017 Summary Results
(In millions, except per share amounts)

	For the Years Ended
Summary of year-to-date financial results	December 31, 2018	December 31, 2017

Net sales	$538.2	$519.5
Gross profit	$185.9	$169.0
Gross profit margin	35%	33%
Net income	$39.2	$15.1
Diluted earnings per share	$1.38	$0.53
Diluted operating earnings per share[1]	$1.44	$0.53
Adjusted EBITDA	$76.4	$73.0
Diluted shares outstanding	28.5	28.4
1 “Diluted operating earnings per share” excludes the impact of transaction-related expenses incurred for the BRAVEN and Gear4 acquisitions in 2018 and HALO acquisition in 2019, including the following charges: transaction costs, inventory step-up, and amortization expense. See further discussion below under “About Non-GAAP Financial Information.”

	For the Years Ended
	December 31, 2018		December 31, 2017
Net sales by category	(%)	($)	(%)	($)

Screen protection	57%	$305.0	48%	$247.6
Power management	26%	$141.4	26%	$134.3
Power cases	6%	$33.4	15%	$75.6
Audio	5%	$23.2	5%	$29.5
Keyboards	5%	$28.1	5%	$27.5
Other	1%	$7.1	1%	$5.0

	For the Years Ended
	December 31, 2018		December 31, 2017
Net sales by channel	(%)	($)	(%)	($)

Indirect channel	88%	$473.9	89%	$463.4
Website	8%	$42.7	8%	$39.6
Franchisees	4%	$21.6	3%	$16.5

	For the Years Ended
	December 31, 2018		December 31, 2017
Net sales by region	(%)	($)	(%)	($)

Domestic	84%	$451.4	84%	$437.3
International	16%	$86.8	16%	$82.2

2018 Year-to-Date Results Discussion
(All comparisons are 2018 consolidated versus 2017 consolidated, unless otherwise noted)
Net sales
Net sales for the year ended December 31, 2018, were $538.2 million, compared to net sales of $519.5 million for the year ended December 31, 2017, an increase of $18.7 million, or approximately 4%. The $18.7 million increase in net sales was primarily attributable to (1) increases in screen protection products driven by the new iPhone launch as well as the introduction of the Glass + VisionGuard screen protection products, and (2) the increase in sales of our power management products, specifically related to wireless charging accessories. These increases were partially offset by a decrease in sales of power cases.
Gross profit
Gross profit for the year ended December 31, 2018, was $185.9 million, or approximately 35% of net sales, an increase of $16.9  million or 10%, compared to gross profit of $169.0 million, or approximately 33% of net sales for the year ended December 31, 2017. The increase in gross profit margin was primarily attributable to the mix of screen protection products, our highest margin product category, which increased to approximately 57% of net sales for the year ended December 31, 2018 compared to approximately 48% of net sales for the year ended December 31, 2017.
Operating expenses
Operating expenses for the year ended December 31, 2018, were $134.2 million, compared to operating expenses of $124.3 million for the year ended December 31, 2017, an increase of $9.9 million, or approximately 8%. The $9.9 million increase was primarily attributable to (1) a $7.0 million gain recorded in the year ago period associated with the settlement of litigation related to the disputed mophie purchase price, (2) increases in headcount to support additional growth of the Company, (3) additional selling, general and administrative expense associated with the newly acquired BRAVEN and Gear4 businesses, and (4) transaction costs incurred in connection with the acquisitions of BRAVEN and Gear4 in 2018, and HALO in January 2019. These increases were partially offset by (1) a decrease in depreciation expense, (2) a $2.0 million charge in 2017 related to the impairment of a patent that did not recur in 2018, and (3) operating expense synergies realized related to the mophie integration.
Net income
As a result of the factors noted above, we reported net income of $39.2 million, or diluted earnings per share of $1.38, for the year ended December 31, 2018, compared to net income of $15.1 million, or diluted earnings per share of $0.53, for the year ended December 31, 2017.
Adjusted EBITDA
Adjusted EBITDA increased 5% to $76.4 million compared to $73.0 million.
Balance Sheet Highlights (as of December 31, 2018 and 2017)

	December 31, 2018	December 31, 2017

Cash and cash equivalents	$15.8	$25.0
Accounts receivable, net of allowances	$156.7	$123.2
Inventories	$82.9	$75.0
Total debt outstanding	$58.4	$37.4
Line of credit	$58.4	$23.5
Long-term debt	$—	$13.9
Net debt (Total debt less cash)	$42.6	$12.4
QTD Days sales outstanding (DSOs)	87	64
Inventory turns[1]	6.8x	6.9x
1 Inventory turns defined as trailing 12-month sales divided by period-end inventory. For year-over-year comparison purposes, December 31, 2018 inventory turns excludes year-end BRAVEN and Gear4 inventory, and 2018 net sales of $5.0 million and $5.0 million, respectively.
Market Share Information
Screen Protection
We continue to maintain cellphone screen protection dollar market share above 50%. From the first quarter of 2014 to the fourth quarter of 2018, InvisibleShield cellphone screen protection quarterly dollar market share has increased from 29% to 51%.

Cellphone Screen Protection Quarterly Market Share ($)
60%
50%
40%
30%
20%
10%
29%
51%
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
InvisibleShield
Trend Line

(Source: The NPD Group / Retail Tracking Service for each quarterly period; NPD data refers to dollar share and pertains only to U.S. retail sales)
Power Management
During January 2019, we added the HALO brand to the already market-leading mophie brand within portable power. The combination of the two complimentary power brands have grown combined portable power dollar market share from 19% in the fourth quarter 2016 to 35% in the fourth quarter 2018.
(Source: The NPD Group / Retail Tracking Service for each quarterly period; NPD data refers to dollar share and pertains only to U.S. retail sales)
Battery Cases
Since the fourth quarter of 2016 to fourth quarter 2018, mophie branded battery cases dollar market share has increased from 44% to 67%.
(Source: The NPD Group / Retail Tracking Service for each quarterly period; NPD data refers to dollar share and pertains only to U.S. retail sales)
Acquisitions
During 2018 and early January 2019, the Company acquired three additional brands to strengthen its leadership position in mobile lifestyle:
•In July 2018, the Company purchased BRAVEN, the creator of the rugged Bluetooth audio category, for cash consideration of approximately $4.5 million.
•In November 2018, the Company purchased Gear4, the U.K.'s number one smartphone case brand, for a combination of cash and stock consideration valued at approximately $39.8 million.
•In January 2019, the Company purchased HALO, a leading direct-to-consumer accessories company with a strong relationship with QVC, for a combination of cash and stock consideration totaling approximately $43.0 million.
The addition of these three brands provides the Company with increased diversification and an innovative product portfolio in the growing product categories of Bluetooth audio, rugged cases, and portable power. The Company expects to grow sales and profitability over the next several years by taking these brands to its current retail distribution network and further investing in the direct-to-consumer channel.
Share Repurchase Authorization
On March 11, 2019, the Board of Directors approved a new $20.0 million share repurchase authorization. This authorization replaces the $20.0 million share repurchase authorization the Board approved during the fourth quarter of 2015, which had approximately $5.5 million remaining at the end of 2018.
2019 Business Outlook
For the full year 2019, the Company currently expects the following:
•Net sales of $610 to $630 million
•Gross profit margin as a percentage of net sales in the mid 30's range
•Adjusted EBITDA of $82 to $86 million
•Diluted Operating Earnings Per Share of $1.47 to $1.60

* Represents the midpoint of 2019 net sales guidance
Impact of 2017 Tax Reform Bill
During the fourth quarter of 2017, the United States Government passed the Tax Cuts and Jobs Act (the “Act”), which enacted significant changes to the United States’ federal tax code, including a reduction in the federal income tax rate for corporations from 35% to 21%. As of December 31, 2017, Management recorded a primarily non-cash charge of $12.4 million to income tax expense primarily to reflect (1) the re-measurement of deferred tax assets utilizing the lower federal income tax rate and (2) the tax on mandatory deemed repatriation of foreign earnings.
The impact of this $12.4 million charge on the income tax rate, net income, and earnings per share for the three and twelve months ended December 31, 2017, is illustrated in the table below (amounts in millions, except per share data):

	Three Months Ended	Twelve Months Ended
	December 31, 2017	December 31, 2017
(in millions, except per share amounts)
Income before provision for income taxes	$30.0	$43.4
Tax provision before impact of tax reform	$(9.5)	$(15.9)
Net income before impact of tax reform	$20.5	$27.5
Diluted earnings per share before impact of tax reform	$0.71	$0.97
Effective income tax rate before impact of tax reform	32%	37%

Tax provision attributable to tax reform	$(12.4)	$(12.4)
Net income	$8.1	$15.1
Diluted earnings per share	$0.28	$0.53
Effective income tax rate	73%	65%
About Non-GAAP Financial Information
This supplemental financial information - CFO commentary includes Adjusted EBITDA, Diluted Operating Earnings Per Share, and 2017 net income and diluted earnings per share before impact of tax reform, all of which are non-GAAP financial measures. Readers are cautioned that (1) Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, other expense, transaction costs, mophie restructuring charges, mophie employee retention bonus, consulting fee to former CEO, inventory step-up amount in conjunction with the BRAVEN and Gear4 acquisitions, CEO signing bonus, CFO retention bonus, and impairment of intangible asset), (2) Diluted Operating Earnings Per Share (Diluted Operating Earnings Per Share excluding the impact of transaction costs, inventory step-up, and amortization expense – all in conjunction with the BRAVEN, Gear4 and HALO acquisitions), and (3) 2017 net income and diluted earnings per share before impact of tax reform (2017 net income and diluted earnings per share excluding the impact of 2017 income tax reform) are not financial measure under U.S. generally accepted accounting principles (“GAAP”). In addition, this financial information should not be construed as an alternative to any other measure of performance determined in accordance with GAAP, or as an indicator of operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. As such, it should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We present Adjusted EBITDA, Diluted Operating Earnings Per Share, and 2017 net income and diluted earnings per share before the impact of tax reform because we believe that these measures are helpful to some investors as a measure of performance and to normalize the impact of acquisitions or 2017 tax reform. We caution readers that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the financial results of other companies. We have provided a reconciliation of Adjusted EBITDA and Diluted Operating Earnings Per Share to the most directly comparable GAAP measures in the supplemental financial information attached to the press release accompanying this supplemental financial information - CFO commentary. The reconciliation of 2017 net income and diluted earnings per share before the impact of tax reform is provided in this supplemental financial information - CFO commentary.
Cautionary Note Regarding Forward-Looking Statements
This CFO Commentary contains (and oral communications made by us may contain) “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “target,” “future,” “seek,” “likely,” “strategy,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our outlook for the Company and statements that estimate or project future results of operations or the performance of the Company.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
athe ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers;
bbuilding and maintaining marketing and distribution functions sufficient to gain meaningful international market share for our products;
cthe ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Apple®, Samsung®, and Google®;
dchanges or delays in announced launch schedules for (or recalls or withdrawals of) new mobile devices by major manufacturers like Apple, Samsung, and Google;
ethe ability to successfully integrate new operations or acquisitions;
fthe impacts of inconsistent quality or reliability of new product offerings;
gthe impacts of lower profit margins in certain new and existing product categories, including certain mophie products;
hthe impacts of changes in economic conditions, including on customer demand;
imanaging inventory in light of constantly shifting consumer demand;
jthe failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the Company from cyber-attacks, terrorist incidents or the threat of terrorist incidents;
kchanges in US and international trade policy an tariffs, including the possible effect of recent US tariff proposals on select materials used in the manufacture of products sold by the Company which are sourced from China;
ladoption of or changes in accounting policies, principles, or estimates; and
mchanges in the law, economic and financial conditions, including the effect of enactment of US tax reform or other tax law changes.
Any forward-looking statement made by us in this CFO Commentary speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in our most recent
Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - “Risk Factors” in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. The forward-looking statements contained in this CFO Commentary are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.